UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2005 (December 1, 2005)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

            On December 1, 2005, Norfolk Southern Corporation ("NS") and its wholly-owned subsidiary The Alabama Great Southern Railroad Company entered into a transaction agreement (the "Transaction Agreement") with Kansas City Southern ("KCS") and its wholly-owned subsidiary The Kansas City Southern Railway Company ("KCSR") providing for, among other things, the formation of a joint venture between the parties relating to the ownership and improvement of the rail line between Meridian, Mississippi and Shreveport, Louisiana (the "JV Line"), which is a portion of the rail line between Dallas, Texas and Meridian known as the "Meridian Speedway."

            Upon consummation of the transactions contemplated by the Transaction Agreement, the parties will form a new joint venture limited liability company (the "JV Company") to which NS will contribute $300 million in cash in exchange for a 30% equity interest and KCS will contribute the assets comprising the JV Line in exchange for a 70% equity interest.  Pursuant to the terms of the Transaction Agreement, NS' $300 million investment in the JV Company will be used for mutually agreed-upon capital improvements to expand capacity, for capital maintenance projects and to reimburse KCS for certain previously-made capital expenditures on the JV Line.  The JV Company will be managed by a management committee composed of KCS and NS representatives, which will determine future capital projects and oversee operations.  As a minority member of the JV Company, NS will have customary protections with respect to certain actions of the venture.

            Pursuant to the terms of the Transaction Agreement, the JV Company and KCSR will enter into an operating agreement pursuant to which KCSR will perform all railroad services on behalf of the JV Company.  The parties will also enter into a joint use agreement whereby NS will be the sole provider, pursuant to haulage rights at market-based rates, for all intermodal traffic moving on the JV Line that:

  originates or terminates in the United States at or east of Meridian, Mississippi and enters or exits the Meridian Speedway at Meridian, Mississippi;

  originates or terminates in the United States west of Fort Worth, Texas (including intermodal traffic originating by steamship line at a port along the west coast of the United States) and enters or exits the Meridian Speedway at Shreveport, Louisiana; and

  does not consist of traffic originating or terminating at any existing station on the KCSR system (including any station where KCSR or the Texas Mexican Railway Company have trackage rights or access via reciprocal switch).

            KCS' rail subsidiaries will have trackage rights over the JV Line to move all traffic other than the NS traffic described above and any third-party traffic the JV Company is moving.  In addition, the parties will enter into a joint marketing agreement with respect to the movement of certain domestic intermodal containers that move over the Meridian Speedway with a lift or drop at KCS' Dallas Intermodal Terminal.

            The transactions contemplated by the Transaction Agreement are subject to regulatory approvals and other customary closing conditions.

Item 7.01.        Regulation FD Disclosure

            On December 2, 2005, NS and KCS issued a joint press release announcing their entry into the Transaction Agreement.  The text of such press release is included as Exhibit 99.1 to this Form 8-K.

            In addition, on December 2, 2005, KCS held an analyst presentation, by means of a conference call in which NS' chief financial officer participated, to discuss the transactions contemplated by the Transaction Agreement.  A copy of certain of NS' presentation materials discussed on the call are included as Exhibit 99.2 to this Form 8-K.

Item 9.01.        Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release, dated December 2, 2005
99.2	Presentation materials from December 2, 2005 conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        NORFOLK SOUTHERN CORPORATION

                                                                        (Registrant)

                                                                        /s/ Dezora M. Martin

                                                                        _________________________________

                                                                        Name:  Dezora M. Martin
                                                                        Title:    Corporate Secretary

Date:  December 2, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 2, 2005
99.2	Presentation materials from December 2, 2005 conference call